UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 12, 2005

UGS Corp.

(Exact name of Registrant as specified in its charter)

Delaware	333-123664	75-2728894
(State or other jurisdiction of	(Commission File number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5800 Granite Parkway, Suite 600		75024
Plano, TX		(Zip code)
(Address of principal executive offices)

(972) 987-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

      On May 12, 2005, UGS Corp. issued a press release announcing its financial results for the three months ended March 31, 2005. This press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

      The press release referred to above contains non-GAAP financial results which reflect our operating results excluding the impact of purchase accounting. We believe that viewing our results with these adjustments best reflects our ongoing performance and business operations during the periods presented and is more useful to investors for comparative purposes. However, the reader is cautioned that any non-GAAP financial results provided by us are provided in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Any non-GAAP financial results provided by UGS may not be comparable to similar results provided by other companies.

      The information furnished in this report shall not be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934 (‘Exchange Act”) or otherwise subject to the liabilities of Section 18 of the Exchange Act, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report, including the Exhibit.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits

Exhibit No.	Description
99.1	Press release issued by UGS Corp. dated May 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Plano, State of Texas, on this 12th day of May, 2005.

UGS CORP.

By: /s/ Douglas E. Barnett

Name: Douglas E. Barnett
Title: Senior Vice President and Chief Financial Officer